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                                                                    EXHIBIT 3.63

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/31/2000
                                                          001442461 - 2891593

                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION

                                       OF

                     PITTSBURG DISTRICT ENERGY FACILITY, LLC

      Pittsburg District Energy Facility, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

      FIRST: The name of the limited liability company (hereinafter called the "Company") is Pittsburg District Energy Facility, LLC

      SECOND: The original Certificate of Formation of Pittsburg district Energy Facility. LLC, was filed with the Delaware Secretary of State on April 30, 1998.

      THIRD: The Amended and Restated Certificate of Formation Pittsburg District Energy Facility, LLC, in the form attached hereto has been duly adopted in accordance with the provisions of Section 18-208 of the Limited Liability Act of the State of Delaware and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, Pittsburg District Energy Facility, LLC, has caused this Amended and Restated Certificate of Formation to be signed by an Authorized Person on this 30th day of August, 2000.

                              Pittsburg District Energy Facility, LLC

                              By: /s/ Lisa M. Bodensteiner
                                  ----------------------------------------------
                                  Lisa M. Bodensteiner, Assistant Secretary

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                              AMENDED AND RESTATED
                            CERTIFICATE OF FORMATION

                                       OF

                          LOS MEDANOS ENERGY CENTER LLC

      1. The name of the limited liability company is Los Medanos Energy Center LLC.

      2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Registered Agents, Inc., 9 East Loockerman Street, Dover, Delaware 19901.